Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Community Bankers Trust Corporation

Richmond, Virginia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-173418) of Community Bankers Trust Corporation and Subsidiary of our reports dated March 11, 2016, relating to the consolidated financial statements, and the effectiveness of Community Bankers Trust Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Richmond, Virginia

March 11, 2016